EXHIBIT 23.1

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements ((i) Form S-2 No. 333-69858; (ii) Forms S-3 No. 33-57119, No. 333-64381 and
333-84774;  (iii) Form S-4 No.  333-19113  and (iv) Forms S-8 No.  2-93146,  No.
333-61765, No. 333-61767 and No. 33-41408) of Urstadt Biddle Properties Inc. and in the related Prospectus of our report dated December 10, 2003, with respect to the consolidated financial statements and schedules of Urstadt Biddle Properties Inc. included in this Annual Report (Form 10-K) for the year ended October 31, 2003.




                                                   /s/ Ernst & Young LLP





New York, New York
January 22, 2004